As filed with the Securities and Exchange Commission on September 14, 1995.
                                                  Registration No. 33-__________

                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933

                    PRE-PAID LEGAL SERVICES, INC.
       (Exact name of registrant as specified in its charter)
         Oklahoma                                  73-1016728
(State or jurisdiction of                        (I.R.S. Employer
incorporation or organization)                   Identification No.)
   321 East Main Street
       Ada, Oklahoma                                  74820
(Address of Principal Executive Offices)            (Zip Code)
                   _____________________________________
              PRE-PAID LEGAL SERVICES, INC. STOCK OPTION PLAN
                                  AND
             OPTIONS GRANTED TO CERTAIN NON-EMPLOYEE DIRECTORS
                           (Full title of the plan)
                              Randy Harp
                         321 East Main Street
                          Ada, Oklahoma 74820
                (Name and address of agent for service)
                                (405) 436-1234
           (Telephone number, including area code, of agent for service)
                               Copy to:
                       J. Bradford Hammond, Esq.
              Crowe & Dunlevy, A Professional Corporation
                         500 Kennedy Building
                           321 South Boston
                      Tulsa, Oklahoma 74103-3133
                            (918) 592-9800


                    CALCULATION OF REGISTRATION FEE





                                                           Proposed          Proposed
                                                            Maximum           Maximum
                                           Amount to     Offering Price      Aggregate             Amount of
Title of Securities to be Registered     be Registered    Per Share (1)    Offering Price (1)   Registration Fee

Common Stock, par value $0.01 per            $700,000       $ 4.66          $3,262,000              $1,125
share


(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. A total of 625,000 shares have been reserved for issuance pursuant to options granted or to be granted under the Registrant's Stock Option Plan and are being registered hereby. In addition, 75,000 shares have been reserved for issuance pursuant to options granted to certain non-employee directors of the Company and are being registered hereby. The proposed maximum aggregate offering price of 325,000 of such shares that are subject to outstanding options has been calculated based on the weighted average exercise price of such outstanding options of $1.17 per share. The proposed maximum aggregate offering price of 375,000 of such shares that are not subject to outstanding options has been calculated based on the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on September 12, 1995, which average price was $7.69 per share.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following  documents  filed by the  Registrant  with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

(1) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994.

(2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995.

(3) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995.

(4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 10, 1986, as amended by the Registrant's Current Report on Form 8-K dated as of July 20, 1994.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.   Description of Securities

     This Registration Statement covers only Common Stock, par value $0.01 per share, of the Registrant, which is registered under Section 12(b) of the Securities Exchange Act of 1934. Accordingly, the information required pursuant to Item 202 of Regulation S-B is not required to be included herein.

Item 5.   Interests of Named Experts and Counsel

     There are no interests of any expert or counsel that are required to be disclosed pursuant to Item 5.

Item 6.   Indemnification of Officers and Directors

     Section 1031 of the Oklahoma General Corporation Act provides broad authority for the indemnification of, and the advancement of litigation expenses to, the directors and officers of an Oklahoma corporation. Section 1006 of the Oklahoma General Corporation Act provides broad authority for the elimination or limitation of the personal liability of directors of an Oklahoma corporation to the Oklahoma corporation and its shareholders for monetary damages for breaches of fiduciary duty. The Amended and Restated Certificate of Incorporation, as amended, and Bylaws of the Registrant provide for indemnification of, and the advancement of litigation expenses to, directors and officers to the broadest extent permitted by Oklahoma law and provide for the elimination and limitation of the personal liability of directors for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Oklahoma law.

     Section 2 of the Registrant's Stock Option Plan (the "Plan") provides that no member of the Board of Directors or the Stock Option Committee shall be liable for any action or determination made in good faith in connection with the Plan. Furthermore, the previously referenced persons shall be entitled to indemnification and reimbursement in the manner provided in the Company's Amended and Restated Certificate of Incorporation, or as otherwise permitted by law.

Item 7.   Exemption from Registration Claimed

     There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

   Exhibit
     No.               Description

     4.1       Pre-Paid Legal Services, Inc. Stock Option Plan
     4.2 Stock Option Agreements between Pre-Paid Legal Services, Inc. and certain non-employee directors.
     5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.
     23.1 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).
     23.2      Consent of Deloitte & Touche LLP.
     23.3      Consent of Price Waterhouse LLP.
     24.1      Powers of Attorney.


Item 9.   Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (i)  Include  any  prospectus   required  by  Section  10(a)(3)  of  the
        Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events which, individually or together, present a fundamental change in the information in the Registration Statement;

        (iii) Include any additional or changed material information on the plan of distribution.

Provided, however, that the undertakings set forth in paragraphs (1)(I) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to the Securities Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That for determining liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be treated as the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of the Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ada, State of Oklahoma on September 14, 1995.

                                                   PRE-PAID LEGAL SERVICES, INC.

                                                   By: /s/ RANDY HARP
                                                   Randy Harp
                                                   Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                    Position                             Date

HARLAND C. STONECIPHER*  Chairman of the Board of Directors   September 14, 1995
Harland C. Stonecipher   and Chief Executive Officer
                         (Principal Executive Officer)


JACK MILDREN*            President and Director               September 14, 1995
Jack Mildren


KATHLEEN S. PINSON*      Vice President, Controller and       September 14, 1995
Kathleen S. Pinson       Director (Principal Accounting
                         Officer)

/s/ RANDY HARP           Chief Financial Officer and Director September 14, 1995
Randy Harp               (Principal Financial Officer)


PETER K. GRUNEBAUM*      Director                             September 14, 1995
Peter K. Grunebaum


WILBURN L. SMITH*        Director                             September 14, 1995
Wilburn L. Smith


CHARLES H. WALLS*        Director                             September 14, 1995
Charles H. Walls



*By:    /s/ RANDY HARP
        Randy Harp
        Attorney-in-fact

                        INDEX TO EXHIBITS


      Exhibit
        No.                          Description

        4.1    Pre-Paid Legal Services,  Inc. Stock Option Plan

        4.2 Stock Option Agreements between Pre-Paid Legal Services, Inc. and certain non-employee directors.

        5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.

        23.1 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).

        23.2   Consent of Deloitte & Touche LLP.

        23.3   Consent of Price Waterhouse LLP.

        24.1   Powers of Attorney.